UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2007

CAPE FEAR BANK CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-51513	20-3035898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1117 Military Cutoff Road Wilmington, North Carolina	28405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (910) 509-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 20, 2007, our Board of Directors elected Becky Parker O’Daniell as a director to fill the vacancy on our Board resulting from the previously reported resignation of John Davie Waggett. She also was elected as a director of our bank subsidiary, Cape Fear Bank, and was appointed to serve as a member of the joint Audit Committee of our and the Bank’s Boards.

Ms. O’Daniell currently serves as President of Atlantic Quest Corporation which owns and operates five restaurants in Wilmington and Wrightsville Beach, North Carolina. She is a certified public accountant and previously was employed by a public accounting firm in Wilmington for three years.

She will be compensated for her services as a director in accordance with our standard fee schedule in effect from time to time. For their services, our outside directors currently receive a monthly retainer of $800 from the Bank. Directors do not receive any separate or additional compensation for meeting attendance or services as members of Board committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPE FEAR BANK CORPORATION
(Registrant)

Date: December 27, 2007	By:	/s/ Betty V. Norris
Betty V. Norris
Senior Vice President and Chief Financial Officer